UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  ☒        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ODYSSEY MARINE EXPLORATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which this transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Odyssey Marine Exploration, Inc.

Additional Information Regarding the Proxy Statement

The following additional information relates to the proxy statement (the “Proxy Statement”) of Odyssey Marine Exploration, Inc. (the “Company”), dated June 12, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on August 3, 2020 (the “Annual Meeting”).

The purpose of this information is to inform you that the Company is filing these additional materials to supplement the Proxy Statement solely to disclose that the Company delayed the filing of the Proxy Statement for the Annual Meeting in reliance on the 45-day extension provided by an order issued by the U.S. Securities and Exchange Commission (the “SEC”) under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), dated March 4, 2020 (Release No. 34-88318), as modified and superseded by an SEC order issued on March 25, 2020 (Release No. 34-88465) (collectively, the “Order”). On April 22, 2020, the Company filed a Current Report on Form 8-K (the “Form 8-K”) to indicate its intention to rely on the Order and delay the filing of the Proxy Statement, including the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), pursuant to General Instruction G(3) of the Form 10-K (the “Part III Information”), due to the circumstances related to the COVID-19 pandemic. The Form 8-K also stated that Odyssey expected to file the Proxy Statement, including the Part III Information, no later than June 14, 2020 (which is 45 days from the Proxy Statement’s original filing deadline of April 29, 2020). Odyssey filed the Proxy Statement, including the Part III Information, with the SEC on June 12, 2020.

Consistent with the Company’s statements made in the Form 8-K, the Company was unable to file the Proxy Statement, including Part III Information, prior to the original deadline due to circumstances related to the coronavirus disease 2019 (COVID-19). In particular, the pandemic caused the Company’s office in Tampa, Florida to close due to a stay at home order in place for Florida residents and issued a work from home policy to protect its employees and their families from potential virus transmission among co-workers. The office closures and work from home policy in turn caused a delay in the preparation and filing of the Proxy Statement as a result of more limited support from and access to key personnel, as well as communications and similar delays among such persons. These conditions made it necessary to delay the filing of the Proxy Statement, which includes the Part III Information.

Accordingly, you should read this information in conjunction with the Proxy Statement and Annual Report on Form 10-K.